EXHIBIT 5.1


                  OPINION OF WHITEFORD, TAYLOR & PRESTON L.L.P.
                          (INCLUDES CONSENT OF COUNSEL)



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                          WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.


                             SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 347-9414
                                 www.wtplaw.com
                          210 West Pennsylvania Avenue
                           Towson, Maryland 21204-4515
                             Telephone 410 832-2000
                             Fax  410 832-2015
                                      -----

                                 D. SCOTT FREED

                                  DIRECT NUMBER
                                  410 347-8763
                                dfreed@wtplaw.com



                               September 10, 2003


Board of Directors
Essex Corporation
9150 Guilford Road
Columbia, Maryland 21046


                  RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Essex Corporation, a Virginia corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 494,772 shares of common stock of the Corporation, no par value per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to the Essex Corporation 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan") as well as under Direct Issuance of Non Plan Stock Options, together with an indeterminate number of participation interests in the Plan and Non Plan options. In that capacity, we have reviewed the Certificate of Incorporation and By-Laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and amendments thereto and the issuance of the Common Stock under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that both the Common Stock and related securities to be offered directly or under the Plan have been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan or Non Plan option agreements, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,

                                          /s/ Whiteford, Taylor & Preston L.L.P.
                                          Whiteford, Taylor & Preston L.L.P.